Exhibit 10.15

Extension of Collecting Technology Service and Development Fee

To: Hongri (Fujian) Sporting Goods Co., Ltd. (Consigner)

Re: Fees for Technology Development Service Contract

The parties have executed the Technology Development Service Contract on December 18, 2006. Based on friendly consultation, the service provider agrees that all the outstanding payable service fee under the above-mentioned agreement shall be delayed collecting without incurring any interests. The Consigner can finish the payment of relevant fees upon or before December 31, 2013.

Service Provider: Roller Rome Limited (Chopped with the Company Seal)
Authorized Representative: Keyan YAN (Signature)

Date: February 28, 2011